Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of NewPage Corporation of our report dated March 14, 2005, except as to the restatement of the financial statements as described in Note A which is dated April 4, 2005, relating to the financial statements of the Printing and Writing Papers Business of MeadWestvaco Corporation, which appears in such Registation Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cincinnati, OH

August 1, 2005